EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 617-6080
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES

FOURTH QUARTER AND YEAR END RESULTS

STUDENT LOAN PORTFOLIO INCREASES TO $3.4 BILLION

A $468,000 ADJUSTMENT IS MADE TO THE RESULTS OF OPERATIONS FOR THE FIRST THREE QUARTERS OF 2003

San Diego, CA. – February 26, 2004 – Education Lending Group, Inc. (NASDAQ:EDLG) announced today results for the fourth quarter and year ended December 31, 2003, and that as the result of a $468,000 computational error, the Company will restate consolidated results for the first three quarters of 2003.

Fourth Quarter and Year End Results for 2003

The Company reported interest income of $27.6 million and gain on sale of student loans of $451,000 compared to interest income of $12.1 million and gain on sale of student loans of $800,000 in the fourth quarter of 2002. Cost of interest income was $13.9 million for the fourth quarter 2003 compared to $8.6 million in the fourth quarter of 2002. Net interest income after the provision for loan losses for the quarter was $12.9 million compared to $2.0 million during the fourth quarter 2002. The net loss for the fourth quarter of 2003 was $1.5 million, or ($0.11) per share, compared to a net loss of $9.2 million, or ($0.84) per share during the fourth quarter of 2002.

For the year ended December 31, 2003, the Company reported interest income of $85.8 million and gain on sale of student loan income of $11.1 million compared to interest income of $25.8 million and gain on sale of student loan income of $1.9 million for the year ended December 31, 2002. Cost of interest income was $46.8 million for the year ended December 31, 2003 compared to $20.1 million in the year ended December 31, 2002. Net interest income after the provision for loan losses for the year ended December 31, 2003 was $36.6 million compared to $4.2 million during the year ended December 31, 2002. The net loss for the year ended December 31, 2003 was ($7.7) million, or ($0.61) per share, compared to a net loss of ($28.3) million, or ($2.77) per share for the year ended December 31, 2002.

Robert deRose, Chief Executive and Chairman said “we had an exciting fourth quarter highlighted by the successful completion of a secondary offering which resulted in net proceeds to the Company of $26.8 million. Also during the fourth quarter, we completed our fourth securitization of $1 billion and announced the start-up of our loan servicing company. In addition, we originated $700 million in student loans. We continue to maintain our business momentum and are focused on growing our student loan assets.”

The Company is restating its consolidated results for the first three quarters of 2003 as the result of an inadvertent computational error related to the sale of consolidation loans during the first two quarters. Loan servicing set-up fees should have been written off against the “gain on sale” instead of continuing to be amortized when the related consolidation loans were sold. The impact of the computational error for the first quarter is an additional loss of $395,000 or ($0.03) per share; the second quarter impact is an additional loss of $80,000 with no change to the reported earnings per share; and for the third quarter the impact results in additional income of $7,000 similarly not having an effect on the reported earnings per share. The computational error had no impact on any of Education Lending Group’s debt covenants.

We believe that we have addressed and implemented the necessary changes to our internal accounting controls to avoid similar mistakes in our future reporting.

Announcement of Conference Call

Education Lending Group will host a conference call discussing today’s announcement at 4:30 p.m. Eastern time on February 26, 2004. Investors, analysts and the media are invited to participate by calling (888) 536-3343.

About Education Lending Group, Inc.

Education Lending Group is a specialty finance company principally engaged in providing student loan products, services and solutions to students, parents, schools and alumni associations. Our business is focused on originating and purchasing guaranteed student loans through the Federal Family Education Loan Program, known as FFELP, including consolidation loans, Stafford loans and parent loans for undergraduate students (PLUS). www.educationlendinggroup.com.

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2002 Annual Report on Form 10-KSB, filed on March 31, 2003. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-K and Form 10-Q filings.

EDUCATION LENDING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2003	December 31, 2002

Student loans, net of loan loss reserve	$540,561,502	$392,182,818
Student loans, net of loan loss reserve (Securitized)	2,750,239,082	947,213,769
Student loans, held for sale	75,441,990	9,657,165
Restricted cash and investments	141,846,261	113,995,355
Cash and cash equivalents	33,557,879	2,042,527
Interest & other receivables	28,191,861	9,306,708
Property and equipment, net	1,600,606	1,313,182
Deferred financing costs	12,268,239	4,306,537
Other	133,448	813,209

Total Assets	$3,583,840,868	$1,480,831,270

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Accounts payable	$4,470,680	$699,893
Government payable	7,917,689	4,976,425
Accrued expenses and other liabilities	8,217,111	7,746,605
Series 2002 and 2003 notes	2,905,121,844	1,023,000,000
Warehouse loan facility	660,353,242	470,038,915

Total Liabilities	3,586,080,566	1,506,461,838

Commitments and contingencies (Note 12)
Preferred stock—$0.001 par value, 10,000,000 shares authorized Common stock—$0.001 par value, 40,000,000 shares authorized, 15,917,705 and 11,189,084 shares issued and outstanding, respectively	15,918	11,189
Additional paid in capital	40,673,609	8,219,678
Accumulated deficit	(41,548,168)	(33,861,435)
Other comprehensive loss	(1,381,057)	—

Total Stockholders’ Deficit	(2,239,698)	(25,630,568)

Total Liabilities and Stockholders’ Deficit	$3,583,840,868	$1,480,831,270

EDUCATION LENDING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
	(unaudited)
Interest income:
Student loans, net	$84,696,512	$23,332,690	$156,224
Investments	1,073,074	2,498,556	16,826

	85,769,586	25,831,246	173,050

Cost of interest income:
Interest related expenses	43,533,491	17,367,991	274,586
Valuation of interest rate swap	(1,044,711)	1,085,739	—
Loan servicing and other fees	4,318,823	1,660,629	30,288

Total cost of interest income	46,807,603	20,114,359	304,874

Net interest income (expense)	38,961,983	5,716,887	(131,824)

Less: provision for losses	2,392,090	1,539,535	53,134

Net interest income/(expense) after provision for losses	36,569,893	4,177,352	(184,958)

Other income:
Gain on sale of student loans	11,140,098	1,855,113	—
Other	83,374	18,925	72,082

Total other income	11,223,472	1,874,038	72,082

Operating expenses:
General and administrative	10,903,091	9,101,454	2,213,860
Sales & marketing	44,535,241	25,285,310	1,798,532

Total operating expenses	55,438,332	34,386,764	4,012,392

Loss before income tax provision	(7,644,967)	(28,335,374)	(4,125,268)
Income tax provision	41,766	5,266	1,600

Net loss	$(7,686,733)	$(28,340,640)	$(4,126,868)

Net loss per share:
Basic & Diluted	$(0.61)	$(2.77)	$(0.78)

Weighted average common Shares outstanding:
Basic & Diluted	12,666,616	10,216,331	5,297,240

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